Exhibit 99.1

Capitala Finance Corp. Announces Increase in Commitments Under its Credit Facility to $80.0 Million

CHARLOTTE, NC, January 8, 2015 (GLOBE NEWSWIRE)/ -- Capitala Finance Corp. (NasdaqGS: CPTA) ("Capitala" or the “Company”) today announced the expansion of total commitments under its credit facility from $50.0 million to $80.0 million. The $30.0 million increase in total commitments was the result of new lender relationships, which further diversifies the Capitala lending group under the credit facility to five participants. The recent increase in total commitments was executed under the accordion feature of the credit facility which allows for an increase in total commitments under the facility up to $150.0 million. The recent increase in total commitments provides the Company with access to additional financing capacity in support of its future investment and operational activities.

About Capitala Finance Corp.

Capitala Finance Corp. is a business development company that invests primarily in traditional mezzanine, senior subordinated and unitranche debt, as well as senior and second-lien loans and, to lesser extent, equity securities issued by lower and traditional middle-market companies. The Company is managed by Capitala Investment Advisors, LLC.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SOURCE: Capitala Finance Corp.

Capitala Finance Corp.

Stephen Arnall, Chief Financial Officer

704-376-5502

sarnall@capitalagroup.com